Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 State of
                                                              Incorporation
                                                              --------------
      Alliance Media Corporation                                 Delaware
      MKTG Services - New York, Inc.                             New York
      MKTG TeleServices, Inc.                                   California
      MKTG Services - Philly, Inc.                               New York
      MKTG Services - Boston, Inc.                               Delaware
      Pegasus Internet, Inc.                                     New York
      WiredEmpire, Inc.                                           Delaware
      Future Developments America, Inc.                          Delaware
      Innalogic LLC                                              New York
      AONet International Srl                                       Italy



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